Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENPHASE ENERGY, INC.

Enphase Energy, Inc., a Delaware corporation, hereby certifies that:

1. The name of the corporation is Enphase Energy, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 20, 2006 under the name PVI Solutions, Inc.

2. This Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “1”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation’s Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: March 23, 2012	Enphase Energy, Inc.

	By:	/s/ Paul Nahi
	Name:	Paul Nahi
	Title:	President and Chief Executive Officer

EXHIBIT “1”

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENPHASE ENERGY, INC.

ARTICLE I. NAME

The name of the corporation is Enphase Energy, Inc.

ARTICLE II. REGISTERED AGENT

The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III. PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV. AUTHORIZED SHARES

This corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is 50,000,000 shares, $0.00001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 23,588,730 shares, $0.00001 par value per share, 206,500 of which are designated as “Series A Preferred Stock,” 1,065,240 of which are designated as “Series B Preferred Stock,” 1,358,750 of which are designated as “Series C Preferred Stock,” 12,698,240 of which are designated as “Series D Preferred Stock,” and 8,260,000 of which are designated as “Series E Preferred Stock.”

Upon the effective date of the filing of this Amended and Restated Certificate of Incorporation, (i) each 9.08 outstanding shares of this corporation’s Common Stock shall be combined and reconstituted as one (1) share of this corporation’s outstanding Common Stock, (ii) each 9.08 outstanding shares of this corporation’s Series A Preferred Stock shall be combined and reconstituted as one (1) share of this corporation’s outstanding Series A Preferred Stock, (iii) each 9.08 outstanding shares of this corporation’s Series B Preferred Stock shall be combined and reconstituted as one (1) share of this corporation’s outstanding Series B Preferred Stock, (iv) each 9.08 outstanding shares of this corporation’s Series C Preferred Stock shall be combined and reconstituted as one (1) share of this corporation’s outstanding Series C Preferred Stock, (v) each 9.08 outstanding shares of this corporation’s Series D Preferred Stock shall be combined and reconstituted as one (1) share of this corporation’s outstanding Series D Preferred Stock, and (vi) each 9.08 outstanding shares of this corporation’s Series E Preferred Stock shall be combined and reconstituted as one (1) share of this corporation’s outstanding Series E Preferred Stock (collectively, the “Reverse Stock Split”); provided, that if the Reverse Stock Split would result in any fractional share, this corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the effective date of the Reverse Stock Split as determined in good faith by this corporation’s Board of Directors. Each outstanding stock certificate of this corporation, which represented one or more shares of this corporation’s Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as the case may be, shall immediately after the Reverse Stock Split represent that number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, resulting from the Reverse Stock Split. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock or Preferred Stock are surrendered to this corporation or its transfer agent; provided however, that this corporation shall not be obligated to issue certificates evidencing the shares resulting from the Reverse Stock Split unless either the certificates evidencing such shares of Common Stock or Preferred Stock are delivered to this corporation or its transfer agent as provided above, or the holder notifies this corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this corporation to indemnify this corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, the par value of each share of this corporation’s outstanding Common Stock and Preferred Stock will not be adjusted in connection with the Reverse Stock Split. All share amounts, dollar amounts and other provisions in this Amended and Restated Certificate of Incorporation have been appropriately adjusted to reflect the Reverse Stock Split, and no further adjustments shall be made to the share amounts, dollar amounts and other provisions, except in the case of any stock splits, reverse splits, recapitalization and the like occurring after the effective time of the Reverse Stock Split.

ARTICLE V. TERMS OF CLASSES AND SERIES

The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Common Stock are as follows:

1. Definitions. For purposes of this Article V, the following definitions apply:

1.1 “Board” shall mean the Board of Directors of the Corporation.

1.2 “Corporation” shall mean this corporation.

1.3 “Common Stock” shall mean the Common Stock, $0.00001 par value, of the Corporation.

1.4 “Common Stock Dividend” shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

1.5 “Conversion Price” shall mean $2.37 for the Series A Preferred Stock, $3.169 for the Series B Preferred Stock, $4.64 for the Series C Preferred Stock, $2.134 for the Series D Preferred Stock and $6.174 for the Series E Preferred Stock (each as may be further adjusted pursuant to Section 5 below).

1.6 “Dividend Rate” shall mean $0.232 per share per annum for the Series A Preferred Stock, $0.481 per share per annum for the Series B Preferred Stock, $0.933 per share per annum for the Series C Preferred Stock, $0.171 per share per annum for the Series D Preferred Stock and $0.494 per share per annum for the Series E Preferred Stock (each as adjusted for any stock splits, combinations, stock dividends, recapitalizations or the like, with respect to each such series of Preferred Stock).

1.7 “Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock is issued by the Corporation.

1.8 “Original Issue Price” shall mean $2.906 per share for the Series A Preferred Stock, $6.015 per share for the Series B Preferred Stock, $11.665 per share for the Series C Preferred Stock, $2.134 per share for the Series D Preferred Stock and $6.174 per share for the Series E Preferred Stock (each as adjusted for any stock splits, combinations, stock dividends, recapitalizations or the like, with respect to each such series of Preferred Stock).

1.9 “Permitted Repurchases” shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a Subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares at no greater than cost, upon the occurrence of certain events, such as the termination of employment or services; or pursuant to the Corporation’s exercise of a right of first refusal to repurchase such shares.

1.10 “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively.

1.11 “Series A Preferred Stock” shall mean the Series A Preferred Stock, $0.00001 par value per share, of the Corporation.

1.12 “Series B Preferred Stock” shall mean the Series B Preferred Stock, $0.00001 par value per share, of the Corporation.

1.13 “Series C Preferred Stock” shall mean the Series C Preferred Stock, $0.00001 par value per share, of the Corporation.

1.14 “Series D Preferred Stock” shall mean the Series D Preferred Stock, $0.00001 par value per share, of the Corporation.

1.15 “Series E Preferred Stock” shall mean the Series E Preferred Stock, $0.00001 par value per share, of the Corporation.

1.16 “Subsidiary” shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

2. Dividend Rights.

2.1 Series E Preferred Stock. In each calendar year, the holders of the then outstanding Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative cash dividends at the annual Dividend Rate for the Series E Preferred Stock, prior and in preference to the payment of any dividends on the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and the Common Stock in such calendar year. Dividends on the Series E Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series E Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series E Preferred Stock in the amount of the annual Dividend Rate for the Series E Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

2.2 Series D Preferred Stock. Subject to the prior dividend rights of the Series E Preferred Stock set forth in subsection 2.1, in each calendar year, the holders of the then outstanding Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative cash dividends at the annual Dividend Rate for the Series D Preferred Stock, prior and in preference to the payment of any dividends on the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and the Common Stock in such calendar year. Dividends on the Series D Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series D Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series D Preferred Stock in the amount of the annual Dividend Rate for the Series D Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

2.3 Series C Preferred Stock. Subject to the prior dividend rights of the Series E Preferred Stock and Series D Preferred Stock set forth in subsections 2.1 and 2.2, respectively, in each calendar year, the holders of the then outstanding Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative cash dividends at the annual Dividend Rate for the Series C Preferred Stock, prior and in preference to the payment of any dividends on the Series B Preferred Stock, Series A Preferred Stock and the Common Stock in such calendar year. Dividends on the Series C Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series C Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series C Preferred Stock in the amount of the annual Dividend Rate for the Series C Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

2.4 Series B Preferred Stock. Subject to the prior dividend rights of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock set forth in subsections 2.1, 2.2. and 2.3, respectively, in each calendar year, the holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative cash dividends at the annual Dividend Rate for the Series B Preferred Stock, prior and in preference to the payment of any dividends on the Series A Preferred Stock and the Common Stock in such calendar year. Dividends on the Series B Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series B Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series B Preferred Stock in the amount of the annual Dividend Rate for the Series B Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

2.5 Series A Preferred Stock. Subject to the prior dividend rights of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock set forth in subsections 2.1, 2.2, 2.3 and 2.4, respectively, in each calendar year, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative cash dividends at the annual Dividend Rate for the Series A Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year. Dividends on the Series A Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series A Preferred Stock in the amount of the annual Dividend Rate for the Series A Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

2.6 Participation Rights. In addition to the dividends specified in subsections 2.1, 2.2, 2.3, 2.4 and 2.5 for the Preferred Stock, if the Board declares additional dividends out of funds legally available therefor in any calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Section 5.

3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders (the “Available Funds and Assets”) shall be distributed to stockholders in the following manner:

3.1 Series E Preferred Stock. The holders of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution or the setting apart of any payment or distribution of any Available Funds and Assets to shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock), an amount per share equal to the Original Issue Price of the Series E Preferred Stock plus all declared and unpaid dividends thereon, to and including the date full payment of such amount shall be tendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets to be distributed to the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series E Preferred Stock pro rata according to the number of outstanding shares of Series E Preferred Stock held by each holder thereof. Notwithstanding the above, for purposes of determining the amount of Available Funds and Assets each holder of shares of Series E Preferred Stock is entitled to receive, each such holder of Series E Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the liquidation event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Series E Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series E Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

3.2 Series D Preferred Stock. Subject to payment in full of the liquidation preference of the Series E Preferred Stock pursuant to subsection 3.1, the holders of each share of Series D Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution or the setting apart of any payment or distribution of any Available Funds and Assets to shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock), an amount per share equal to two and one-half (2.5) times the Original Issue Price of the Series D Preferred Stock plus all declared and unpaid dividends thereon, to and including the date full payment of such amount shall be tendered to the holders of the Series D Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, and after payment in full of the preferential amount specified for the Series E Preferred Stock in subsection 3.1, the Available Funds and Assets to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series D Preferred Stock pro rata according to the number of outstanding shares of Series D Preferred Stock held by each holder thereof. Notwithstanding the above, for purposes of determining the amount of Available Funds and Assets each holder of shares of Series D Preferred Stock is entitled to receive, each such holder of Series D Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the liquidation event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Series D Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series D Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

3.3 Series C Preferred Stock. Subject to payment in full of the liquidation preference of the Series E Preferred Stock and Series D Preferred Stock pursuant to subsections 3.1 and 3.2, respectively, the holders of each share of Series C Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution or the setting apart of any payment or distribution of any Available Funds and Assets to shares of Series B Preferred Stock, Series A Preferred Stock or Common Stock), an amount per share equal to the Original Issue Price of the Series C Preferred Stock plus all declared and unpaid dividends thereon, to and including the date full payment of such amount shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, and after payment in full of the preferential amount specified for the Series E Preferred Stock and Series D Preferred Stock in subsections 3.1 and 3.2, respectively, the Available Funds and Assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series C Preferred Stock pro rata according to the number of outstanding shares of Series C Preferred Stock held by each holder thereof.

3.4 Series B Preferred Stock. Subject to payment in full of the liquidation preference of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock pursuant to subsections 3.1, 3.2 and 3.3, respectively, the holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution or the setting apart of any payment or distribution of any Available Funds and Assets to shares of Series A Preferred Stock or Common Stock), an amount per share equal to the Original Issue Price of the Series B Preferred Stock plus all declared and unpaid dividends thereon, to and including the date full payment of such amount shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, and after payment in full of the preferential amount specified for the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in subsections 3.1, 3.2 and 3.3, respectively, the Available Funds and Assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of outstanding shares of Series B Preferred Stock held by each holder thereof.

3.5 Series A Preferred Stock. Subject to payment in full of the liquidation preferences of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and the Series B Preferred Stock pursuant to subsections 3.1, 3.2, 3.3 and 3.4, respectively, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus all declared but unpaid dividends on the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, and after payment in full of the preferential amounts specified for the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock in subsections 3.1, 3.2, 3.3 and 3.4, respectively, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata, according to the number of outstanding shares of Series A Preferred Stock held by each holder thereof.

3.6 Participation Rights. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described in subsections 3.1, 3.2, 3.3, 3.4 and 3.5, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, until such time as the holders of Series E Preferred Stock shall have received, in distributions made under this Section 3, an aggregate amount equal to two (2) times the Original Issue Price of the Series E Preferred Stock, at which time the holders of the then outstanding Common Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive all the remaining Available Funds and Assets (if any) pro rata according to the number of shares of Common Stock held by such holders. For purposes of this subsection 3.6, holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock will be deemed to hold (in lieu of their Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock, as applicable, pursuant to Section 5.

3.7 Deemed Liquidation Events. Unless otherwise approved by vote of the holders of (i) at least 60% of the shares of the then outstanding shares of Preferred Stock voting as a single class, (ii) at least 60% of the then outstanding shares of Series D Preferred Stock and (iii) at least 60% of the then outstanding shares of Series E Preferred Stock, each of the following transactions shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3 (and the consideration paid to the holders of Preferred Stock and Common Stock in connection with such a transaction shall be deemed to be “Available Funds and Assets” in connection therewith): (a) any reorganization, consolidation, merger or similar transaction, including, without limitation, a management buyout, in one transaction or series of related transactions (any such transaction, a “combination transaction”), in which the Corporation is a constituent corporation or is a party with another entity if, as a result of such combination transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together represent a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; (b) any transfer or restructuring of shares of the Corporation’s outstanding stock, in one transaction or series of related transactions, including, without limitation, a management buyout, if, as a result of such transfer or restructuring, the stockholders of the Corporation existing immediately prior to transfer or restructuring (excluding any Acquiring Stockholder), do not collectively own 50% or more of the total voting power of all outstanding securities of the Corporation (or its parent entity if applicable) immediately after the consummation of such transfer or restructuring, including securities that are held by the Acquiring Stockholder; or (c) a sale of all or substantially all of the assets of the Corporation, or any other event or transaction having substantially the same effect as any of the foregoing (each a “Change of Control”). For purposes of this Section 3.7, an “Acquiring

Stockholder” means a stockholder or stockholders of the Corporation that (i) merges or combines with the Corporation in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction.

3.8 Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(i) unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities are then traded on a national securities exchange (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the distribution; and

(ii) if clause (i) above does not apply but the securities are actively traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the thirty (30) calendar day period ending three (3) trading days prior to the distribution; and

(iii) if there is no active public market as described in clauses (i) or (ii) above, then the value shall be the fair market value thereof, as determined in good faith by the Board.

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i),(ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

4. Voting Rights.

4.1 Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

4.2 Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

4.3 General. Subject to the other provisions of this Amended and Restated Certificate of Incorporation, including Section 6, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. Except as otherwise expressly provided herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

4.4 Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

4.5 Board of Directors. The provisions of this Section 4.5 will become effective upon the filing of this Amended and Restated Certificate of Incorporation and will remain effective through the date specified in Section 4.5.7 below.

4.5.1 Board Size. The authorized number of directors of the Board shall be two or more. The authorized number of directors of the Board may be increased or decreased by the unanimous consent (in writing or at a meeting duly held) of all of the incumbent directors.

4.5.2 Election of Directors.

(a) Series E Designees. The holders of the Series E Preferred Stock, voting as a separate series, shall have the special and exclusive right to elect two (2) directors of the Corporation;

(b) Series D Designee. The holders of the Series D Preferred Stock, voting as a separate series, shall have the special and exclusive right to elect one (1) director of the Corporation;

(c) Series C Designee. The holders of the Series C Preferred Stock, voting as a separate series, shall have the special and exclusive right to elect one (1) director of the Corporation;

(d) Series B Designee. The holders of the Series B Preferred Stock, voting as a separate series, shall have the special and exclusive right to elect one (1) director of the Corporation;

(e) Common Designees. The holders of the Common Stock, voting as a separate class, shall have the special and exclusive right to elect two (2) directors of the Corporation; and

(f) Joint Designee. The holders of the Preferred Stock and the Common Stock, voting together as a single class on an as-converted basis shall have the special and exclusive right to elect the remaining director of the Corporation.

4.5.3 Quorum; Required Vote.

(a) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy: (i) of the holders of a majority of the shares of the Series E Preferred Stock shall constitute a quorum for the election of the director to be elected solely by the holders of the Series E Preferred Stock, (ii) of the holders of a majority of the shares of the Series D Preferred Stock shall constitute a quorum for the election of the director to be elected solely by the holders of the Series D Preferred Stock, (iii) of the holders of 60% of the shares of the Series C Preferred Stock shall constitute a quorum for the election of the director to be elected solely by the holders of the Series C Preferred Stock, (iv) of the holders of a majority of the shares of the Series B Preferred Stock shall constitute a quorum for the election of the director to be elected solely by the holders of the Series B Preferred Stock, (v) of the holders of a majority of the shares of the Common Stock shall constitute a quorum for the election of the directors to be elected solely by the holders of the Common Stock, and (vi) of the holders of a majority of the voting power of all the then outstanding shares of Preferred Stock and Common Stock, on an as-converted basis, shall constitute a quorum for the election of the director to be elected jointly by the holders of the Preferred Stock and the Common Stock.

(b) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to subsection 4.5.2 above (the “Specified Stock”), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the written consent of the holders of a majority of outstanding shares of such Specified Stock.

4.5.4 Vacancy. If there shall be any vacancy in the office of a director elected or to be elected by the holders of any Specified Stock, then a director to hold office for the unexpired term of such directorship may be elected by either: (a) a majority of the remaining directors in office that were so elected by the holders of such Specified Stock (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (b) the required vote of holders of the shares of such Specified Stock specified in subsection 4.5.2 above that are entitled to elect such director.

4.5.5 Removal. Subject to Section 141(k) of the Delaware General Corporation Law, any director who shall have been elected to the Board by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided in subsection 4.5.4, may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by any such removal may be filled only in the manner provided in subsection 4.5.4.

4.5.6 Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 4.5, shall be held in accordance with the procedures and provisions of the Corporation’s Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

4.5.7 Termination. Notwithstanding anything in this subsection 4.5 to the contrary, the provisions of this subsection 4.5 shall cease to be of any further force or effect upon the first date on which the total number of outstanding shares of Preferred Stock is less than 440,530 shares (as adjusted for any stock splits, combinations, stock dividends, recapitalizations or the like, with respect to such series of Preferred Stock).

5. Conversion Rights. The outstanding shares of Preferred Stock shall be convertible into Common Stock as follows:

5.1 Optional Conversion.

5.1.1 At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

5.1.2 Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a conversion election under this subsection 5.1 is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended, (which underwritten offering does not cause an automatic conversion pursuant to subsection 5.2 to take place) the conversion may, at the option of the holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Common Stock upon conversion of their Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

5.2 Automatic Conversion.

5.2.1 Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (a) immediately prior to the closing of a bona fide firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (an “IPO”) in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) of the shares sold by the Corporation equals or exceeds Thirty Million Dollars ($30,000,000) and the public offering price of which is not less than $6.174 per share (as adjusted for stock splits, stock dividends, reclassifications and the like) (a “Qualified Public Offering”); or (b) upon the Corporation’s receipt of the written consent of the holders of not less than (i) 60% of the then outstanding shares of Series E Preferred Stock, voting as a separate series, with regard to the conversion of all then outstanding Series E Preferred Stock, (ii) a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate series, with regard to the conversion of all then outstanding shares of Series E Preferred Stock in connection with an IPO that is not a Qualified Public Offering or (iii) a majority of the then outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, voting together as a single class on an as-converted basis, with regard to the conversion of all then outstanding Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock.

5.2.2 Upon the occurrence of any event specified in subparagraph 5.2.1(a) or (b) above, the outstanding shares of Preferred Stock (or the particular series of Preferred Stock subject to conversion pursuant to subparagraph 5.2.1(b)(i) or 5.2.1(b)(ii) above, as applicable) shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock subject to such conversion shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

5.3 Conversion Price. Each share of Preferred Stock shall be convertible in accordance with subsection 5.1 or subsection 5.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price for such series of Preferred Stock that is in effect at the time of conversion. The Conversion Price of each series of the Preferred Stock shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

5.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of each such series of Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (b) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the “Common Stock Event” shall mean at any time or from time to time after the Original Issue Date, (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

5.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

5.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 5), then in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

5.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under subsection 3.7), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 5.7 shall similarly apply to successive reorganizations, mergers and consolidations. Notwithstanding anything to the contrary contained in this Section 5, if any reorganization, merger or consolidation is approved by the vote of stockholders required by Section 6 hereof, then such transaction and the rights of the holders of Preferred Stock and Common Stock pursuant to such reorganization, merger or consolidation will be governed by the documents entered into in connection with such transaction and not by the provisions of this Section 5.7.

5.8 Sale of Shares Below Conversion Price.

5.8.1 Adjustment Formula. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this subsection 5.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 5.4, a dividend or distribution as provided in subsection 5.5 or a recapitalization, reclassification or other change as provided in subsection 5.6, or a reorganization, merger or consolidation as provided in subsection 5.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

(a) The numerator of which shall be the sum of (i) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (ii) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

(b) The denominator of which shall be the sum of (i) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (ii) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

Notwithstanding the foregoing, if the Conversion Price for the Series A, Series B or Series C Preferred Stock is greater than the Conversion Price of the Series D Preferred Stock, a reduction of the Conversion Price of such series of Preferred Stock shall be made only if the Conversion Price of the Series D Preferred Stock is also reduced as a result of the issuance of the Additional Shares of Common Stock, and in such instance the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (as applicable) shall be reduced by the same percentage reduction of the Conversion Price reduction of the Series D Preferred Stock. For example, if the Series D Preferred Stock Conversion Price is adjusted from $2.134 to $1.707, then the Series C Preferred Stock Conversion Price would be adjusted from $4.64 to $3.712.

5.8.2 Certain Definitions. For the purpose of making any adjustment required under this subsection 5.8:

(a) The “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation, or deemed issued as provided in Section 5.8.3 below, whether or not subsequently reacquired or retired by the Corporation, other than:

(i) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock;

(ii) shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;

(iii) shares of the Corporation’s Common Stock or Preferred Stock (and/or options or warrants therefore) issued to parties that are: (a) strategic partners investing in connection with a commercial relationship with the Corporation or (b) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by the Board;

(iv) shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board;

(v) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of the filing of this Amended and Restated Certificate of Incorporation and any securities issuable upon the conversion thereof;

(vi) shares of Common Stock issued pursuant to a transaction described in Section 5.4 hereof;

(vii) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock;

(viii) shares of capital stock issued pursuant to that certain Series E Preferred Stock Purchase Agreement dated as of March 15, 2010 by and among the Company and such Series E Investors, as amended from time to time;

(ix) in connection with any adjustments to the Conversion Prices of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same), issued or issuable hereafter that are (A) approved by the Board, and (B) approved by the vote of the holders of 60% of the then outstanding shares of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, voting together as a single class on an as-converted basis, being excluded from the definition of “Additional Shares of Common Stock” with respect to such series of Preferred Stock under this subparagraph 5.8.2; and

(x) in connection with any adjustments to the Conversion Price of Series E Preferred Stock, shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same), issued or issuable hereafter that are (A) approved by the Board, and (B) approved by the vote of the holders of 60% of the then outstanding shares of the Series E Preferred Stock, voting as a separate series, being excluded from the definition of “Additional Shares of Common Stock” with respect to such series of Preferred Stock under this subparagraph 5.8.2.

(b) The “Aggregate Consideration Received” by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options (as defined below) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

(c) The “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (i) all shares of Common Stock that are outstanding at the time in question, plus (ii) all shares of Common Stock issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (iii) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

(d) The “Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

(e) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 5.8, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 5.8, for the issue of such Additional Shares of Common Stock; and

(f) The “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

5.8.3 Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of any series of Preferred Stock required under this subsection 5.8, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Corporation shall be deemed to have issued (each a “Deemed Issuance”), at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(a) if the minimum amounts of such consideration cannot be ascertained in such Deemed Issuance, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(b) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(c) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

5.9 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for a series of Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder’s address as shown in the Corporation’s books.

5.10 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

5.11 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.12 Notices. Any notice required by the provisions of this Amended and Restated Certificate of Incorporation to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

6. Restrictions and Limitations.

6.1 Preferred Stock Protective Provisions. The Corporation shall not, without the approval, by vote or written consent, of, so long as at least 440,530 shares of Preferred Stock (as adjusted for any stock splits, combinations, stock dividends, recapitalizations or the like, with respect to the Preferred Stock) remain outstanding, the holders of at least 60% of the then outstanding Preferred Stock, voting together as a single class on an as-converted basis:

(a) alter or change the rights, preferences or privileges of the Preferred Stock or any series of Preferred Stock so as to materially and adversely affect the Preferred Stock or any series of Preferred Stock;

(b) increase or decrease (other than by conversion pursuant to the terms hereof) the total number of authorized shares of Preferred Stock or of any series of Preferred Stock;

(c) authorize or issue or obligate the Corporation or any Subsidiary to issue (or reclassify any existing shares of Common Stock into) any shares of any new class or series of capital stock or rights to acquire any new class or series of capital stock (including any convertible or exchangeable security or any option or warrant to acquire shares of any new class or series of capital stock of the Corporation or any Subsidiary) having rights, preferences or privileges senior to or pari passu with the Preferred Stock;

(d) cause or effect (i) a Change of Control or (ii) a liquidation, dissolution or winding up of the Corporation;

(e) redeem any shares of Common Stock; provided, however, that this clause (e) will not apply to Permitted Repurchases;

(f) increase or decrease the authorized number of directors on the Board, unless such increase or decrease is approved unanimously by the Board;

(g) declare or pay any dividends on or declare or make any other distribution, purchase, redemption or acquisition (other than Permitted Repurchases), directly or indirectly, on account of any shares of Preferred Stock or Common Stock now or hereafter outstanding, except as provided in Article V, Section 2 above;

(h) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation; or

(i) consummate a public offering of the Common Stock of the Corporation or any Subsidiaries.

6.2 Series B Preferred Stock Protective Provision. The Corporation shall not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding Series B Preferred Stock, voting together as a separate series, alter or change the rights, preferences or privileges of the Series B Preferred Stock, whether by amendment, consolidation, recapitalization, merger or otherwise.

6.3 Series C Preferred Stock Protective Provision. The Corporation shall not, without the approval by vote or written consent of the holders of at least 60% of the then outstanding Series C Preferred Stock, voting together as a separate series, alter or change the rights, preferences or privileges of the Series C Preferred Stock, whether by amendment, consolidation, recapitalization, merger or otherwise.

6.4 Series D Preferred Stock Protective Provision. The Corporation shall not, without the approval by vote or written consent of the holders of at least 60% of the then outstanding Series D Preferred Stock, voting together as a separate series, alter or change the rights, preferences or privileges of the Series D Preferred Stock, whether by amendment, consolidation, recapitalization, merger or otherwise.

6.5 Series E Preferred Stock Protective Provision. The Corporation shall not, without the approval by vote or written consent of the holders of at least 60% of the then outstanding Series E Preferred Stock, voting together as a separate series, (i) alter or change the rights, preferences or privileges of the Series E Preferred Stock, whether by amendment, consolidation, recapitalization, merger or otherwise or (ii) authorize or issue more than 8,260,000 shares of Series E Preferred Stock (as adjusted for any stock splits, combinations, stock dividends, recapitalizations or the like, with respect to the Series E Preferred Stock).

7. Miscellaneous

7.1 No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7.2 Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder, which written agreement shall otherwise be permissible under the terms of this Amended and Restated Certificate of Incorporation, as the same may be amended or supplemented from time to time after the date hereof.

ARTICLE VI. AMENDMENT OF BYLAWS

Subject to Article V, Section 6.1 herein, the Board shall have the power to adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VII. DIRECTOR LIABILITY

To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII. DIRECTORS AND CORPORATE OPPORTUNITIES

In the event that a director of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both the Corporation and such Fund, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a Fund shall belong to such Fund, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.

ARTICLE IX. CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware

General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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